UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON D.C. 20549



                            FORM 8-K



                         CURRENT REPORT



             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


                        August  19, 1997
        Date of Report (Date of earliest event reported)


             MID-AMERICA APARTMENT COMMUNITIES, INC.
       (Exact Name of Registrant as Specified in Charter)



       TENNESSEE                1-12762                     62-1543819
(State of Incorporation)  (Commission File Number)     (I.R.S. Employer
                                                        Identification Number)




                  6584 POPLAR AVENUE, SUITE 340
                    MEMPHIS, TENNESSEE 38138
            (Address of principal executive offices)

                         (901) 682-6600
       Registrant's telephone number, including area code





     (Former name or address, if changed since last report)

Item 5.  Other event.

The Company released the following press release on August 6, 1997:

Memphis, TN: August 6, 1997. Mid-America Apartment Communities, Inc. (NYSE:MAA) announced today the purchase of the 256-unit Austin Chase Apartments in Macon, Georgia for $14 million with an assumed debt of $10.2 million. The property was built in 1996 on
29.99 acres located in Bibb County, Georgia. Moore & Murphey Co., Inc. a Georgia Corp. was the seller. Austin Chase is presently 98% occupied with an average monthly rent of $653 per month. The average size of each unit is 1145 s.f.

Austin Chase Apartments will bring MAA's present holdings in Georgia to 686 units. Other properties are in Augusta and Dalton.

MAA  is  a  self-administered, self-managed  apartment-only  real estate  investment trust which owns 21,948 units  (including  192 under  development) throughout the southern crescent of the  U.S.
in 81 properties.

For  further information, contact Simon R. C. Wadsworth at (901)-
682-6600, 6584 Poplar Ave., Suite 340,  Memphis, TN  38138,  FAX:
(901) 682-6667.

                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  MID-AMERICA APARTMENT COMMUNITIES, INC.


Date:  August 19, 1997            /s/ Simon R.C. Wadsworth
     --------------------        -------------------------------
                                  Simon R.C. Wadsworth
                                  Executive Vice President
                                  (Principal Financial and Accounting
                                  Officer)